UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2011, the Board of Directors of CIBER, Inc. (the “Company”) appointed Jean-Francois Heitz as a new Class I director and as a member of the Board’s Audit Committee.  Mr. Heitz was nominated by the Company’s Nominating/Corporate Governance Committee and he will stand for election as a director at the Company’s 2013 Annual Meeting of Shareholders.  The full text of the Company’s press release announcing the appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Heitz and any other persons pursuant to which Mr. Heitz was appointed as a director of the Company.  Mr. Heitz has no direct or indirect material interest in any transaction or proposed transactions to which the Company was, or is to be a party.

Item 9.01(d).         Financial Statements and Exhibits.

(d)           Exhibits.

99.1                           Press release dated June 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date: June 16, 2011	By:	/s/ Claude J. Pumilia
Claude J. Pumilia
Chief Financial Officer, Executive Vice President and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 16, 2011.